UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
          On August 24, 2010, Baker Hughes Incorporated (the “Company”) completed the public offering of $1.5 billion in aggregate principal amount of its 5.125% Senior Notes due 2040 (the “Notes”). The Company estimates that it will receive net proceeds of approximately $1,479 million from the offering, after deducting the underwriting discounts and estimated expenses relating to the offering. The Company expects to use a portion of the net proceeds from the offering to repay, when due, at maturity or upon earlier redemption, $250 million aggregate principal amount of outstanding 5.75% notes of BJ Services Company LLC, which mature on June 1, 2011 and to pay back approximately $532 million of the Company’s outstanding commercial paper. The Company will use the remaining approximately $697 million of net proceeds from the offering for general corporate purposes, which could include funding on-going operations, business acquisitions and repurchases of the Company’s common stock.
          The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company’s existing and future senior indebtedness; senior in right of payment to any future subordinated indebtedness; and effectively junior to the Company’s future secured indebtedness, if any. The notes are structurally subordinated to all existing and future indebtedness and all other obligations of its subsidiaries. The Company may redeem, at its option, all or part of the Notes at any time, at the applicable make-whole redemption prices plus accrued and unpaid interest to the date of redemption. The terms of the Notes are governed by an Indenture dated as of October 28, 2008 between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee (the “Indenture”). The Notes were issued pursuant to an Underwriting Agreement between the Company and the representatives of the several underwriters.
          The Indenture was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Company’s Current Report on Form 8-K on October 29, 2008 and is incorporated into this Item 1.01 by reference. The Officers’ Certificate of the Company dated August 24, 2010 establishing the terms of the Notes and the form of the Notes are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibit 4.1 — Indenture, dated October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Baker Hughes’ Current Report on Form 8-K filed on October 29, 2008).

Exhibit 4.2 — Officers’ Certificate of Baker Hughes Incorporated dated August 24, 2010 establishing the 5.125% Senior Notes due 2040.

Exhibit 4.3 — Form of 5.125% Senior Notes Due 2040.

Exhibit 5.1 — Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit 23.1 — Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Date: August 24, 2010	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1
Indenture, dated October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Baker Hughes’ Current Report on Form 8-K filed on October 29, 2008).

Exhibit 4.2	Officers’ Certificate of Baker Hughes Incorporated dated August 24, 2010 establishing the 5.125% Senior Notes due 2040.
Exhibit 4.3	Form of 5.125% Senior Notes Due 2040.
Exhibit 5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
Exhibit 23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).